SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 16, 2003



                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

        1-1105                                             13-4924710
(Commission File Number)                       (IRS Employer Identification No.)


                 One AT&T Way
             Bedminster, New Jersey                                07921
     (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (908) 221-2000


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

A New York                       Commission File                 I.R.S. Employer
Corporation                        No. 1-1105                     No. 13-4924710

ITEM 5.   OTHER EVENTS.

On July 16, 2003 the company issued a press release which is attached as
Exhibit 99.

          Exhibit 99 - Press release dated July 16, 2003

                                                                      Exhibit 99


                                                            [AT&T Logo Omitted]

NEWS RELEASE
--------------------------------------------------------------------------------
FOR RELEASE WEDNESDAY, JULY 16, 2003

                AT&T Announces Changes to its Board of Directors

BEDMINSTER, N.J. - AT&T today announced the election of William F. Aldinger, III to its board of directors and the resignation of Amos B. Hostetter, Jr. from the board.

Aldinger, 56, is Chairman and CEO of Household International, a subsidiary of HSBC Holdings plc, one of the world's largest financial services companies.

Aldinger joined Household as president and chief executive officer in 1994. He graduated from The Baruch School of City College of New York in 1969, and the Brooklyn Law School, where he received his law degree in 1975. He is a member of the New York Bar.

Aldinger serves on the boards of directors of Mastercard International, Illinois Tool Works, Inc., the combined board of directors of Children's Memorial Medical Center/Children's Memorial Hospital and the Children's Memorial Foundation. Aldinger is a member of the board of directors of Evanston Northwestern Healthcare. In addition, he serves on the board of trustees of the Baruch College Fund and Chicago's Museum of Science and Industry.

"Bill brings a wealth of business experience and insight to the AT&T board, and we're pleased that he's joining us at this time," said AT&T Chairman and CEO David W. Dorman.

Hostetter decided to resign for personal reasons, AT&T said. "I'd like to thank Amos for his contributions to the board since joining it in 1999. His insight and expertise were invaluable in guiding us though a major restructuring of the company," Dorman said.

With the addition of Aldinger and the departure of Hostetter, the AT&T board remains at nine members.

                                      # # #

Form 8-K                                                              AT&T Corp.
July 16, 2003

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  AT&T CORP.



                                  /s/  Robert S. Feit
                                  ---------------------------
                                  By:  Robert S. Feit
                                       Vice President - Law and Secretary


July 16, 2003